Exhibit 23.2







                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Geo Petroleum, Inc. on Form S-8 of our report dated March 20, 2001, which appears on page 1 of the financial statements included in the 2000 Annual Report on Form 10KSB of Geo Petroleum, Inc.

/s/ Kelly & Company
Kelly and Company
Newport Beach, California
November 20, 2001